UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

THE PRICE FUND I, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-74176	36-4400372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 264-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 12, 2007 the Price Fund I, L.P. (the “Registrant”) was notified that a majority of the partners of Altschuler, Melvoin and Glasser LLP (“AM&G”) had become partners of McGladrey & Pullen, LLP and, as a consequence, that AM&G has resigned and would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant’s new auditor.

The audit reports of AM&G on the financial statements of Price Fund I, L.P. as of and for the years ended December 31, 2005, and December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to engage McGladrey & Pullen, LLP was approved by the Registrant’s General Partner, Price Asset Management, Inc.

In connection with the audits of the Registrant’s financial statements for each of the fiscal years ended December 31, 2005 and December 31, 2004, and through the date of this Current Report, there were: (1) no disagreements between the Registrant and AM&G on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AM&G, would have caused AM&G to make reference to the subject matter of the disagreement in their reports of the Registrant’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided AM&G a copy of the disclosures in this Form 8-K and has requested that AM&G furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AM&G agrees with the Registrant’s statements in this Item 4.01(a).

Item 9.01. Financial Statements and Exhibits.

16.1 Letter from Altschuler, Melvoin and Glasser LLP to the United States Securities and Exchange Commission dated January 18, 2007, stating its agreement with the statements made in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICE FUND I, L.P.

Date: January 18, 2007

	By:	/s/ Walter Thomas Price
Walter Thomas Price, Chairman, President, and Director of Price Asset Management, Inc., the General Partner of The Price Fund I, L.P.